Exhibit 99.1

OptimizeRx Named to Financial Times ―The Americas’ Fastest-Growing Companies List for the Second Consecutive Year

Ranked #277, highlighting the growth potential and convergence between technology and healthcare

ROCHESTER, Mich. – April 13, 2021 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, physicians, and patients, has received the ranking of #277 by the Financial Times (FT) list of The Americas’ Fastest Growing Companies 2021. This recognition is presented by the FT and Statista Inc., the world-leading statistics portal and industry ranking provider.

The FT Americas’ Fastest Growing Companies list ranks companies with the strongest compounded annual revenue growth between 2016 and 2019. OptimizeRx grew more than 46% during that period, showing its strongest growth to date in 2020 with full year revenue up 76% year-over-year. Out of the millions of active companies in North and South America, only the top 500 firms are named to the list.

“We are thrilled to be part of the FT Americas’ Fastest Growing Companies ranking, and proud to see our team’s efforts and continuous drive to innovate being recognized for the second year in a row by one of the world's most widely read and respected business publications,” said William Febbo, CEO of OptimizeRx. “Our platform enhancements over the past year included two critical point-of-care solutions: the integration of AI-powered real-world evidence, and the launch of TelaRepTM – a digital solution that gives prescribers a direct line of communication to the right pharma contact when they need it.

“We believe both patients and providers deserve access to actionable and accurate information about prescription medications. As such, we will continue working on solutions and partnerships to improve drug affordability, access, and adherence. OptmizeRx’s offerings are transformational to physician-patient engagement and define the new modicum of streamlined communications in an increasingly digital-first world. Additionally, we have only just started to touch on the many possible ways of assisting the healthcare industry overcome customer engagement challenges. Looking ahead, we look forward to making operational progress through the remainder of the year and expect to continue seeing record growth,” concluded Mr. Febbo.

About the Financial Times

The Financial Times (FT) is one of the world’s leading business news organizations, recognized internationally for its authority, integrity, and accuracy. The FT has a paying readership of more than a million worldwide, three-quarters of which are digital subscriptions. FT is part of Nikkei Inc., which provides a broad range of information, news, and services for the global business community. For more information, visit www.ft.com.

About OptimizeRx

OptimizeRx is a digital health company that provides communications solutions for life science companies, physicians, and patients. Connecting over half of healthcare providers in the U.S. and millions of patients through a proprietary network, the OptimizeRx digital health platform helps patients afford and stay on medications. The platform unlocks new patient and physician touchpoints for life science companies along the patient journey, from point-of-care, to retail pharmacy, through mobile patient engagement.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 (x807)

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com